Filed Pursuant to Rule 424(b)(7)
Registration No. 333-275370

PROSPECTUS SUPPLEMENT

(To prospectus dated November 7, 2023)

The Baldwin Insurance Group, Inc.

23,200,000 SHARES OF CLASS A COMMON STOCK

This prospectus supplement relates to the offer and sale by the selling stockholders identified herein of an aggregate of 23,200,000 shares of Class A common stock, par value $0.01 per share, of The Baldwin Insurance Group, Inc. (the “Class A common stock”). We issued these shares in a private transaction in connection with our acquisition (the “Transaction”) of the business of Cobbs Allen Capital Holdings, LLC, a Delaware limited liability company (“Seller”), pursuant to a transaction agreement (as may be amended, modified or supplemented from time to time, the “Transaction Agreement”) entered into by and among us, Seller and the other parties thereto. We have filed this prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with certain registration rights that we have granted the selling stockholders pursuant to the Transaction Agreement.

Pursuant to the Transaction Agreement, as previously disclosed, on January 1, 2026 (the “Closing Date”), we acquired the business of Seller in exchange for aggregate consideration consisting of (a) base consideration delivered on the Closing Date of (i) $438.0 million in cash (subject to customary purchase price adjustments) and (ii) 23,200,000 shares our Class A Common Stock, which were issued to the selling stockholders named herein at the direction of Seller and were direct owners of Seller who qualify as accredited investors (as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), (b) up to $250.0 million of contingent consideration payable in cash in accordance with the terms of the post-closing earnout based upon achievement of certain net commission and fee thresholds and (c) $70.0 million in cash, payable upon the fourth anniversary of the Closing Date.

Our Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “BWIN.” On December 31, 2025, the last reported sale price for our Class A common stock on the Nasdaq Global Select Market was $24.03 per share.

The selling stockholders identified in this prospectus supplement or their respective successors, including their respective permitted transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at fixed prices, market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The shares may be offered by the selling stockholders to or through broker-dealers or other agents, directly to investors, or through any other manner permitted by law, on a continuous or delayed basis. The timing, manner and amount of any sale are within the sole discretion of the selling stockholders. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement. We will not receive any proceeds from the sale of these shares by any selling stockholder.

Notwithstanding the registration of the shares pursuant to this prospectus supplement, pursuant to the Transaction Agreement and a Rollover Equity Lock-up Agreement (as may be amended, modified or supplemented from time to time, the “Lock-up Agreement”) entered into between us and Seller, 17,400,000 of the Class A common shares offered hereby (the “Lock-up Shares”) remain subject to certain contractual transfer restrictions. The Lock-up Shares shall be released from such restrictions pro rata annually over a four-year period which began on the Closing Date.

Investing in our securities involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is January 2, 2026.

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On November 7, 2023, we filed with the SEC a registration statement on Form S-3 (File No. 333-275370) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not, and the selling stockholders have not, authorized anyone to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A common stock.

References in this prospectus supplement to the “Registrant,” “Baldwin,” “we,” “us,” and “our” refer to The Baldwin Insurance Group, Inc., a Delaware corporation, and its subsidiaries, unless the context requires otherwise.

S-ii

RISK FACTORS

An investment in our securities involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also carefully read the section titled “Note Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein contains statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our prospects, plans, business strategy and expected financial and operational results. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These statements are based on certain assumptions that we have made in light of our experience in our industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate in these circumstances. These forward-looking statements reflect our current expectations and beliefs regarding future developments and their potential effect on us. You should not rely on forward-looking statements because our actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: our ability to successfully integrate businesses that we acquire, including the Seller, and to achieve the benefits we expect to realize as a result of such acquisitions; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue, operating costs and profitability; our expectations regarding our strategy and investments; the potential adverse impact on our financial condition and results of operations if we do not realize those expected benefits; liabilities of the businesses that we acquire that are not known to us; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operations; the impact of competition and technological change; existing and future regulations affecting our business; our ability to comply with the rules and regulations of the SEC; and those other risks and uncertainties discussed in the reports we have filed with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. We undertake no obligation to update any of these forward-looking statements after the date of this prospectus supplement to conform them to actual results or revised expectations, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from any selling stockholders’ sale of the shares of Class A common stock offered under this prospectus supplement and the accompanying prospectus. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

On the Closing Date, we consummated the acquisition of the business of Seller pursuant to the Transaction Agreement. As a portion of the consideration, we issued an aggregate of 23,200,000 shares of our Class A common stock in a private placement exempt from registration under the Securities Act. In accordance with our obligations under the Transaction Agreement, we have agreed to register the resale of 23,200,000 shares of Class A common stock offered by the selling stockholders hereby.

Notwithstanding the registration of the shares pursuant to this prospectus supplement, pursuant to the Transaction Agreement and the Lock-up Agreement, 17,400,000 shares offered hereby remain subject to certain contractual transfer restrictions. The Lock-up Shares shall be released from such restrictions pro rata annually over a four-year period which began on the Closing Date.

Except as noted in the table below, no selling stockholder currently holds, nor has any selling stockholder held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does any selling stockholder currently have, or has had within the past three years, any other material relationship with us or any of our predecessors or affiliates.

The following table sets forth information with respect to the selling stockholders’ beneficial ownership of our common stock as of November 30, 2025, prior to and after giving effect to this offering. We have based percentage ownership of our common stock on 95,624,268 shares of our Class A common stock and 46,958,818 shares of our Class B common stock outstanding as of November 30, 2025, after giving effect to the issuance of 23,951,021 shares of Class A common stock issued on January 2, 2026 pursuant to our acquisition agreements previously disclosed. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us. The information set forth in the following table regarding the selling stockholders’ beneficial ownership of our common stock after the resale of the shares offered hereby is based upon the assumption that each selling stockholder will sell all of the shares of Class A common stock owned by such selling stockholder and covered by this prospectus supplement and the accompanying prospectus. The registration of the shares of Class A common stock covered by this prospectus supplement does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within the respective selling stockholders’ sole discretion. See “Plan of Distribution” contained elsewhere in this prospectus supplement.

Selling Stockholder	Shares Beneficially Owned Before this Offering						Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering
	Class A		Class B		% of Total Outstanding	% of Total Voting Power		Class A		Class B		% of Total Outstanding	% of Total Voting Power
	Shares	%	Shares	%				Shares	%	Shares	%
Grantland Rice IV(1)	1,179,164	1.23	—	*	*	*	1,179,099	65	*	—	—	*	*
Paul Sparks(2)	1,097,435	1.15	—	*	*	*	1,097,435	—	*	—	—	*	*
Michael D. Rice II	1,086,378	1.14	—	*	*	*	1,086,378	—	*	—	—	*	*
Jack Leventhal	767,080	*	—	*	*	*	767,080	—	*	—	—	*	*
The Kelly Denson 2025 Family Trust(3)	570,577	*	—	*	*	*	570,577	—	*	—	—	*	*
Bain Head	561,736	*	—	*	*	*	561,736	—	*	—	—	*	*
Darren Sonderman(4)	554,551	*	—	*	*	*	554,551	—	*	—	—	*	*
Bo Hartsfield	512,564	*	—	*	*	*	512,564	—	*	—	—	*	*
Richard Kohn	508,573	*	—	*	*	*	508,573	—	*	—	—	*	*
Josh Kirklin	499,670	*	—	*	*	*	499,670	—	*	—	—	*	*
Erin Lynch	466,266	*	—	*	*	*	466,266	—	*	—	—	*	*
Colin Daly	443,506	*	—	*	*	*	443,506	—	*	—	—	*	*
Selling stockholders that are former employees of CAC(5)	941,958	*	—	*	*	*	941,958	—	*	—	—	*	*
Other selling stockholders that beneficially own between 525,000 and 420,001 shares of Class A common stock(5)	947,530	*	—	*	*	*	947,530	—	*	—	—	*	*

Selling Stockholder	Shares Beneficially Owned Before this Offering						Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering
	Class A		Class B		% of Total Outstanding	% of Total Voting Power		Class A		Class B		% of Total Outstanding	% of Total Voting Power
	Shares	%	Shares	%				Shares	%	Shares	%
Other selling stockholders that beneficially own between 420,000 and 413,001 shares of Class A common stock(5)	830,826	*	—	*	*	*	825,875	4,951	*	—	—	*	*
Other selling stockholders that beneficially own between 413,000 and 355,001 shares of Class A common stock(5)	771,149	*	—	*	*	*	771,149	—	*	—	—	*	*
Other selling stockholders that beneficially own between 355,000 and 322,001 shares of Class A common stock(5)	673,119	*	—	*	*	*	673,119	—	*	—	—	*	*
Other selling stockholders that beneficially own between 322,000 and 309,301 shares of Class A common stock(5)	952,691	*	—	*	*	*	952,691	—	*	—	—	*	*
Other selling stockholders that beneficially own between 309,300 and 275,001 shares of Class A common stock(5)	899,342	*	—	*	*	*	899,342	—	*	—	—	*	*
Other selling stockholders that beneficially own between 275,000 and 250,001 shares of Class A common stock(5)	784,504	*	—	*	*	*	784,504	—	*	—	—	*	*
Other selling stockholders that beneficially own between 250,000 and 210,001 shares of Class A common stock(5)	916,907	*	—	*	*	*	916,907	—	*	—	—	*	*
Other selling stockholders that beneficially own between 210,000 and 187,001 shares of Class A common stock(5)	803,320	*	—	*	*	*	803,320	—	*	—	—	*	*
Other selling stockholders that beneficially own between 187,000 and 152,001 shares of Class A common stock(5)	869,093	*	—	*	*	*	860,068	9,025	*	—	—	*	*
Other selling stockholders that beneficially own between 152,000 and 136,001 shares of Class A common stock(5)	868,267	*	—	*	*	*	868,267	—	*	—	—	*	*
Other selling stockholders that beneficially own between 136,000 and 120,001 shares of Class A common stock(5)	897,375	*	—	*	*	*	897,375	—	*	—	—	*	*
Other selling stockholders that beneficially own between 120,000 and 85,001 shares of Class A common stock(5)	912,910	*	—	*	*	*	912,910	—	*	—	—	*	*
Other selling stockholders that beneficially own between 85,000 and 45,501 shares of Class A common stock(5)	949,495	*	—	*	*	*	933,220	16,275	*	—	—	*	*
Other selling stockholders that beneficially own between 45,500 and 23,001 shares of Class A common stock(5)	940,298	*	—	*	*	*	940,298	—	*	—	—	*	*

Selling Stockholder	Shares Beneficially Owned Before this Offering						Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering
	Class A		Class B		% of Total Outstanding	% of Total Voting Power		Class A		Class B		% of Total Outstanding	% of Total Voting Power
	Shares	%	Shares	%				Shares	%	Shares	%
Other selling stockholders that beneficially own between 23,000 and 2,701 shares of Class A common stock(5)	954,839	*	—	*	*	*	949,327	5,512	*	—	—	*	*
Other selling stockholders that beneficially own less than 2,700 shares of Class A common stock(5)	74,718	*	—	*	*	*	74,705	13	*	—	—	*	*

*	Represents beneficial ownership of less than 1%.
(1)

Consists of: (i) 751,653 shares of Class A common stock owned by Grantland Rice III Trust, for which Grantland Rice IV acts as trustee, (ii) 340,174 shares of Class A common stock owned by Spring Street Family Partners LLC, for which Grantland IV exercises voting and investment control, and (iii) 87,337 shares of Class A common stock owned by Grantland Rice IV in his name.

(2)

Consists of: (i) 982,606 shares of Class A common stock owned by Paul Sparks Trust, for which Paul Sparks acts as trustee, (ii) 96,787 shares of Class A common stock owned by The Paul Sparks Inheritor’s Trust, for which Paul Sparks acts as trustee and (iii) 18,042 shares of Class A common stock owned by Paul Sparks (IRA), for which Paul Sparks remains the beneficial owner.

(3)	Consists of: 570,577 shares of Class A common stock owned by The Kelly Denson 2025 Family Trust, for which Bruce Denson Jr. acts as trustee.
(4)

Consists of: (i) 483,181 shares of Class A common stock owned by Darren Sonderman in his name and (ii) 71,370 shares of Class A common stock owned by Darren Sonderman (IRA), for which Darren Sonderman remains the beneficial owner.

(5)	Consists of stockholders not otherwise listed in this table who, within the groups indicated, collectively own less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of The Baldwin Insurance Group, Inc. in making decisions with respect to the timing, manner and size of each and any sale of shares of Class A common stock. Each selling stockholder and any of his pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of Class A common stock beneficially owned by them and offered hereby directly to investors, through one or more broker-dealers or agents, or through any other manner permitted by law, on a continuous or delayed basis. The selling stockholders will be responsible for commissions charged by any such broker-dealers or agents. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the Class A common stock from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A common stock on the Nasdaq Global Select Market or any other exchange or market. Each selling stockholder may use any one or more of the following methods when selling shares:

•

through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such selling stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in privately negotiated transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•

transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling stockholder to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling stockholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, a selling stockholder may resell all or a portion of his shares in open market transactions in reliance upon Rule 144 under the Securities Act provided he meets the criteria and conforms to the requirements of Rule 144.

A selling stockholder may be deemed to be a statutory underwriter under the Securities Act and thus would be subject to the prospectus-delivery and liability provisions of the Securities Act. In addition, any broker-dealers or agents who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

Each selling stockholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M. Regulation M under the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person.

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If a selling stockholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of Class A common stock registered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

We are not aware of any plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of Class A common stock by such selling stockholder.

We will pay all expenses incident to the filing of this prospectus supplement and the registration statement of which this prospectus supplement forms a part. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus supplement and the accompanying prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to use our reasonable best efforts to keep the registration of the shares offered hereby effective until the earliest of the date on which (i) such shares have been disposed of pursuant to the registration statement of which this prospectus supplement forms a part, (ii) such shares have been resold to the public pursuant to Rule 144 under the Securities Act or any other exemption from the registration requirements under the Securities Act, (iii) such shares cease to be outstanding or (iv) such shares may be sold by the selling stockholders without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act.

Additionally, we have agreed to indemnify the selling stockholders, and the selling stockholders have agreed to indemnify us, against certain liabilities related to the offer and sale of the Class A common stock by the selling stockholders, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The Baldwin Insurance Group, Inc.

The financial statements incorporated in this prospectus supplement by reference to The Baldwin Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Cobbs Allen Capital Holdings, LLC

The audited financial statements of Cobbs Allen Capital Holdings, LLC as of December 31, 2024 and for the years ended December 31, 2024 and 2023 incorporated in this prospectus supplement by reference to The Baldwin Insurance Group, Inc.’s Current Report on Form 8-K filed on January 2, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025;

(b) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September  30, 2025, filed with the SEC on May  6, 2025, August  5, 2025 and November 4, 2025, respectively;

(c) our Current Reports on Form 8-K filed with the SEC on January 10, 2025, June  6, 2025, September  18, 2025, December  2, 2025, and January 2, 2026 (not including any information furnished under Item 2.02, 7.01 or 9.01 of any such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d) our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2025 in connection with our 2025 Annual Meeting of Shareholders; and

(e) the description of our Class A common stock which is contained in the Registration Statement on Form 8-A filed October 17, 2019 under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

The Baldwin Insurance Group, Inc.

Attention: Investor Relations

4211 W. Boy Scout Blvd., Suite 800

Tampa, Florida 33607

Telephone: (866) 279-0698

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made (or incorporated by reference) in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.baldwin.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

PROSPECTUS

BRP Group, Inc.

Class A Common Stock

Preferred Stock

Warrants

Units

Depositary Shares

Rights

BRP Group, Inc. or selling securityholders may, from time to time, offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that will be determined at the time of the offering. We or selling securityholders may also offer securities upon conversion of preferred stock or upon the exercise of warrants.

This prospectus provides a general description of the securities we or any selling securityholders may offer. We may provide the specific terms of the securities to be offered in prospectus supplements and/or in free writing prospectuses accompanying this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference, before you invest in our securities.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “BRP.” The last reported sale price of our Class A Common Stock on November 6, 2023 was $21.98 per share.

Investing in our securities involves risks. You should carefully consider the risk factors on page 6 of this prospectus and in the applicable prospectus supplement and the documents incorporated by reference before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or any selling stockholders may offer. Each time we or any selling stockholders sells securities, pursuant to the registration statement of which this prospectus forms a part, we, such selling securityholders, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including any selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context otherwise requires:

•	“Amended LLC Agreement,” means the Third Amended and Restated Limited Liability Company Agreement of BRP LLC, as amended.

•	“BRP Group,” the “Company,” “we,” “us” or “our” refers to BRP Group, Inc.

•	“BRP LLC” refers to Baldwin Risk Partners, LLC.

•	“BRP LLC Members” means the holders of outstanding LLC Units.

•	“Clients” means our insureds.

•	“Colleagues” means our employees.

•	“Insurance Company Partners” means insurance companies with which we have a contractual relationship.

•	“LLC Units” refers to membership interests of BRP LLC.

•

“Pre-IPO LLC Members” refers to the owners of membership interests of BRP LLC prior to our initial public offering, which include: Trevor Baldwin, our Chief Executive Officer; Lowry Baldwin, our Chairman; Baldwin Insurance Group Holdings, LLC, an entity controlled by Lowry Baldwin; Elizabeth Krystyn, one of our founders; Laura Sherman, one of our founders; Kristopher Wiebeck, our Chief Strategy Officer; John Valentine, our Chief Partnership Officer; Daniel Galbraith, our Chief Operating Officer; Brad Hale, our Chief Financial Officer; and Villages Invesco, and certain other historical equity holders in companies that we have acquired, or in the case of asset acquisitions, the producers.

•	“Stockholders Agreement” means the Stockholders Agreement, dated as of October 28, 2019, by and among BRP Group, Inc. and the other persons and entities party thereto.

•

“Substantial Ownership Requirement” means for so long as the Pre-IPO LLC Members and their permitted transferees beneficially hold at least 10% of the aggregate number of outstanding shares of our common stock.

•	“Villages Invesco” means The Villages Invesco, LLC, one of our significant shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “hope,” “intend,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” “could,” “should,” “might,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors.” You should specifically consider the numerous risks outlined under “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus in its entirety, together with other information in this prospectus, the documents incorporated by reference or any accompanying prospectus supplement or free writing prospectus. The forward-looking statements included in this prospectus are made only as of the date hereof unless otherwise specified. Except as required under federal securities laws and the rules and regulations of the SEC, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

BRP GROUP, INC.

About BRP Group

BRP Group, Inc. is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources, technology and capital to drive both organic and inorganic growth. When we consistently execute for these key stakeholders, we believe that the outcome is an increase in value for our fifth stakeholder, our shareholders. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits. Our growth plan includes continuing to recruit, train and develop industry leading talent, continuing to add geographic representation, insurance product expertise and end-client industry expertise via our Partnership strategy, and continuing to build out our MGA of the Future platform, which delivers proprietary, technology-enabled insurance solutions to our internal Risk Advisors as well as to a growing channel of external distribution partners. We are a destination employer supported by an award-winning culture, powered by exceptional people and fueled by industry-leading growth and innovation.

As of September 30, 2023, we represented over 2 million Clients across the United States and internationally. Our more than 3,900 Colleagues include over 700 Risk Advisors, who are fiercely independent, relentlessly competitive and “insurance geeks.” We have approximately 125 offices in 25 states, all of which are equipped to provide diversified products and services to empower our Clients at every stage.

In 2011, we adopted the “Azimuth” as our corporate constitution. Named after a historical navigation tool used to find “true north,” the Azimuth asserts our core values, business basics and stakeholder promises. The ideals encompassed by the Azimuth support our mission to deliver indispensable, tailored insurance and risk management insights and solutions to our Clients. We strive to be regarded as the preeminent insurance advisory firm fueled by relationships, powered by people and exemplified by client adoption and loyalty. This type of environment is upheld by the distinct vernacular we use to describe our services and culture. We are a firm, instead of an agency; we have Colleagues, instead of employees; and we have Risk Advisors, instead of producers/agents. We serve Clients instead of customers and we refer to our strategic acquisitions as Partnerships. We refer to insurance brokerages that we have acquired, or in the case of asset acquisitions, the producers, as Partners.

Our Corporate Structure

Since our initial public offering in 2019, BRP Group has been structured as an umbrella partnership corporation (an “Up-C”). As is typical for an Up-C structure, ours comprises two entities: (1) BRP Group, Inc., a publicly-traded parent company formed as a C corporation for U.S. federal income tax purposes that serves as a holding company for, and sole managing member of, (2) Baldwin Risk Partners, LLC, an operating subsidiary formed as a pass-through partnership for U.S. federal income tax purposes. BRP Group owns no assets and conducts no operations other than its ownership of LLC Units in, and management of, BRP LLC.

Like other Up-Cs, BRP Group has two classes of common stock: (1) shares of Class A common stock (“Class A Shares” and each holder thereof, a “Class A Stockholder”) issued to public investors, which entitle the Class A Stockholders to both voting and economic rights in BRP Group directly, and (2) shares of Class B common stock (“Class B Shares” and each holder thereof, a “Class B Stockholder”) issued to private investors (generally pre-IPO investors and certain rollover equity holders in Partnership transactions), which entitle the Class B Stockholders to voting rights in BRP Group equal to those of Class A Shares, but not economic rights.

BRP LLC has one class of LLC Units outstanding. BRP Group owns a number of LLC Units equal to the number of Class A Shares outstanding, and the Class B Stockholders own a number of LLC Units equal to the number of Class B Shares held by each such Class B Stockholder. There are no other holders of LLC Units, and as a result, the total number of LLC Units equals the sum of (1) all Class A Shares outstanding, plus (2) all Class B Shares outstanding. The LLC Units generally entitle BRP Group and the Class B Stockholders to economic rights in BRP LLC which are equivalent on a per-LLC Unit basis.

Together, one LLC Unit and one Class B Share held by a Class B Stockholder comprise a “Paired Interest” with combined voting and economic rights similar to those of holders of Class A Shares. Each Paired Interest is generally exchangeable by the applicable Class B Stockholder on a 1:1 basis for one Class A Share.

The following diagram illustrates our Up-C structure as of September 30, 2023.

Our principal executive offices are located at 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida, 33607, and our telephone number is (866) 279-0698.

RISK FACTORS

Investing in our securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or free writing prospectus, including, without limitation, the risk factors described in our most recent Annual Report on Form 10-K which are incorporated by reference, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information” included elsewhere in this prospectus.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. In the case of a sale by a selling stockholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. The description that follows is based in part on the terms of our amended and restated certificate of incorporation, as amended, which we refer to as our “Charter”, and amended and restated by-laws, or “By-laws”, the Stockholders Agreement and the Amended LLC Agreement, as well as applicable provisions of Delaware General Corporation Law, or the “DGCL”, and the rules and interpretations of The Nasdaq Stock Market. Copies of our Charter, By-laws, the Stockholders Agreement and the Amended LLC Agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Capital Stock

Our authorized capital stock consists of 300,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Preferred Stock

No shares of preferred stock are issued or outstanding as of the date of this prospectus. Our Charter authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by holders of our common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized share of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Common Stock

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

All outstanding shares of our Class A common stock are fully paid and non-assessable. The Class A common stock are not subject to further calls or assessments by us. The rights, powers and privileges of our Class A common stock are subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Holders of shares of our Class B common stock will vote together with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. Each share of Class B common stock generally entitles its holder to one vote per share on all matters submitted to a vote of our stockholders. If at any time the ratio at which LLC Units are redeemable or exchangeable for shares of our Class A common stock changes from one-for-one as in accordance with the Amended LLC Agreement, the number of votes to which Class B common stockholders are entitled will be adjusted accordingly. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of BRP Group, Inc.

Transferability, Redemption and Exchange of Class B Shares and LLC Units

There are no limitations in the Amended LLC Agreement on the number of LLC Units issuable in the future by BRP LLC and we are not required to own a majority of LLC Units outstanding at any time. Under the Amended LLC Agreement, the BRP LLC Members have the right (subject to the terms of the Amended LLC Agreement) to require BRP LLC to redeem all or a portion of their LLC Units for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the three-day volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject in either case to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the Amended LLC Agreement. Additionally, in the event of a redemption request by a holder of LLC Units, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request of a holder of LLC Units, redeem or exchange LLC Units of such holder of LLC Units pursuant to the terms of the Amended LLC Agreement.

Except for transfers to us pursuant to the Amended LLC Agreement or to certain permitted transferees, BRP LLC Members are not permitted to sell, transfer or otherwise dispose of any LLC Units or shares of Class B common stock.

Certain Provisions of Delaware Law, Our Charter and By-laws, the Stockholders Agreement, the Amended LLC Agreement and the Voting Agreement Affecting Our Common Stock

Authorized But Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Global Select Market, which would apply so long as the shares of Class A common stock remains listed on the Nasdaq Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock (we believe the position of the Nasdaq Global Select Market is that the calculation in this latter case treats as outstanding shares of Class A common stock issuable upon redemption or exchange of outstanding LLC Units not held by BRP Group, Inc.). These additional shares of Class A common stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital and to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Dividends

The Delaware General Corporation Law, or the DGCL, permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.

Stockholder Meetings

Our Charter and our By-laws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. Our Charter provides that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman vice chairman of our board of directors or the chief executive officer. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Other Provisions

Neither the Class A common stock nor the Class B common stock has any preemptive or other subscription rights.

There are no redemption or sinking fund provisions applicable to the Class A common stock or Class B common stock.

At such time when no LLC Units remain redeemable or exchangeable for shares of our Class A common stock, our Class B common stock will be cancelled.

Corporate Opportunity

Our Charter provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” will only apply against our directors and officers and their respective affiliates for competing activities related to insurance brokerage activities.

Anti-Takeover Effects of Our Charter and By-laws

Our Charter and By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of BRP Group unless such takeover or change in control is approved by our board of directors. These provisions include:

No cumulative voting. Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our common stock entitled to vote generally in the election of directors will be able to elect all our directors.

Election and removal of directors; staggered board of directors. Our Charter provides that our board shall consist of not less than three nor more than 13 directors. Our Charter also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any vacancies on our board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. In addition, our Stockholders Agreement provides certain approval rights to the Holders (as defined below) with respect to our board composition. See “Approval Rights of the Pre-IPO LLC Members under Our Stockholders Agreement.”

In addition, our Charter provides that our board of directors is divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Subject to obtaining any required stockholder votes, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This requirement of a super-majority vote to remove directors for cause could enable a minority of our stockholders to exercise veto power over any such removal.

Action by written consent; special meetings of stockholders. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting; provided, that any action required or permitted to be taken by the holders of the Class B common stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B common stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B common stock.

Advance notice procedures. Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our By-laws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Super-majority approval requirements. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws require a greater percentage. Our Charter and By-laws provide that the affirmative vote of holders of 75% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions, including those relating to actions by written consent of stockholders, calling of special meetings of stockholders, election and removal of directors, business combinations and amendment of our Charter and By-laws. This requirement of a super-majority vote to approve amendments to our Charter and By-laws could enable a minority of our stockholders to exercise veto power over any such amendments. In addition, our Stockholders Agreement provides certain approval rights to the Holders with respect to the amendment of our Charter and/or By-laws. See “Approval Rights of the Pre-IPO LLC Members under Our Stockholders Agreement.”

Business combinations with interested stockholders. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. We are governed by the “business combination” provisions of Section 203 of the DGCL; provided, that it shall only apply to a “person” who is an “interested stockholder” (each as defined in Section 203 of the DGCL). In addition, our Stockholders Agreement provides certain approval rights to the Holders with respect to certain transactions including a business combination. See “Approval Rights of the Pre-IPO LLC Members under Our Stockholders Agreement.”

Approval Rights of the Pre-IPO LLC Members under Our Stockholders Agreement

Pursuant to the terms of the Stockholders Agreement, so long as the Substantial Ownership Requirement is met, the Pre-IPO LLC Members and their permitted transferees (collectively, the “Holders”) have approval rights over certain transactions and actions taken by us and BRP LLC, including: a merger, consolidation or sale of all or substantially all of the assets of BRP LLC and its subsidiaries; any dissolution, liquidation or reorganization (including filing for bankruptcy) of BRP LLC and its subsidiaries or any acquisition or disposition of any asset for consideration in excess of 5% of our and our subsidiaries’ total assets on a consolidated basis; the incurrence, guarantee, assumption or refinancing of indebtedness, or grant of a security interest, in excess of 10% of total assets (or that would cause aggregate indebtedness or guarantees thereof to exceed 10% of total assets); the issuance of certain additional of our equity interests of the Company, BRP LLC or any of their subsidiaries in an amount exceeding $10 million (other than pursuant to an equity incentive plan that has been approved by our board of directors); the establishment or amendment of any equity, purchase or bonus plan for the benefit of employees, consultants, officers or directors; any capital or other expenditure in excess of 5% of total assets; the declaration or payment of dividends on Class A Common Stock or distributions by BRP LLC on LLC Units other than tax distributions as defined in the Amended LLC Agreement; changing the number of directors on the board; hiring, termination or replacement of, establishment of compensation (including benefits) payable to, or making other significant decisions involving, our or BRP LLC’s senior management and key employees, including our Chief Executive Officer, including entry into or modification of employment agreements, adopting or modifying plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits under any existing plans; changing our or BRP LLC’s jurisdiction of incorporation or organization; changing the location of our or BRP LLC’s headquarters; changing our or BRP LLC’s name; changing our or BRP LLC’s fiscal year; changing our public accounting firm; amendments to our or BRP LLC’s governing documents; and adopting a shareholder rights plan. Furthermore, the Stockholders Agreement provides that, for so long as the Substantial Ownership Requirement is met, the Holders may designate the nominees for a majority of the members of our board of directors, including the Chairman of our board of directors.

Notwithstanding the rights afforded to the Holders under the Stockholders Agreement, Baldwin Insurance Group Holdings, LLC, an entity controlled by Lowry Baldwin, the Chairman of our board and the Holder of a majority of the shares of our Class B common stock held by all of the Holders (the “Majority Holder”), and the

Company have entered into a consent and defense agreement (the “Consent Agreement”) pursuant to which the Majority Holder has irrevocably consented to and approved, on behalf of itself and the other Holders, certain transactions and actions taken by the Company and BRP LLC (each, a “Specified Matter”) that the Independent Committee (as defined below) determines in good faith is in the best interests of the Company and its stockholders in their capacity as such, in satisfaction of the approval rights with respect to such Specific Matter. Further, the Majority Holder irrevocably agreed, on behalf of itself and the other Holders, not to designate any nominee for election to service on our board if the Independent Committee determines in good faith that action by the board in furtherance of the nomination of such person to the board would not be in the best interests of our Company and our stockholders in their capacity as such.

In connection with the Consent Agreement, our board, with the consent of the Majority Holder under the Stockholders Agreement, has amended our By-Laws to, among other things:

•

create a committee of the board, composed of all directors then in office who the board determines both (i) qualify as an independent director under the corporate governance standards of Nasdaq and (ii) have no relationship with the Company or any Holder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (such committee, the “Independent Committee”); and

•	empower the Independent Committee, acting unanimously, to make any and all determinations contemplated or required by the Consent Agreement.

Exclusive Forum Provision

Our Charter provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, and (iv) any action asserting a claim against us governed by the internal affairs doctrine.

This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Exchange Act or the Securities Act. Accordingly, our exclusive forum provision will not apply to claims arising under the Exchange Act or the Securities Act and will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Voting Agreement

A group comprised of Lowry Baldwin, our Chairman, Baldwin Insurance Group Holdings, LLC (an entity controlled by Lowry Baldwin), Elizabeth Krystyn, Laura Sherman, Trevor Baldwin, our Chief Executive Officer, Kristopher Wiebeck, our Chief Strategy Officer, Bradford Hale, our Chief Financial Officer, John Valentine, our Chief Partnership Officer, Daniel Galbraith, our Chief Operating Officer, and certain trusts established by such individuals have entered into a voting agreement (as amended, the “Voting Agreement”) with Lowry Baldwin, our Chairman, pursuant to which, in connection with any meeting of our shareholders or any written consent of our shareholders, each such person and trust party thereto will agree to vote or exercise their right to consent in the manner directed by Lowry Baldwin. As of September 30, 2023, Lowry Baldwin through the Voting Agreement beneficially owned approximately 21.3% of the combined voting power of our Class A and Class B common stock.

Directors’ Liability; Indemnification of Directors and Officers

Our Charter limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification. We entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “BRP.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of Class A common stock, preferred stock, depositary shares or units. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of Class A common stock, shares of preferred stock, warrants, depositary shares or rights or any combination of such securities.

The prospectus supplement relating to any units we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the series of units;

•	the aggregate number of such units;

•	the terms of the units and description of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units ; and

•	any other terms of the units and their constituent securities.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

The applicable prospectus supplement will contain the material terms and conditions for the depositary shares and may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC.

DESCRIPTION OF RIGHTS

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

The applicable prospectus supplement will contain the material terms and conditions for each right and may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we or the selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these delayed delivery contracts. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our Class A common stock, which is listed on the Nasdaq Global Select Market. Any Class A common stock sold will be listed on the Nasdaq Global Select Market, upon official notice of issuance. The securities other than the Class A common stock may or may not be listed on a national securities exchange, and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

If we offer securities in a subscription rights offering to our existing shareholders or other security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

This prospectus also may be used in connection with any issuance of Class A common stock, preferred stock, depositary shares or units upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

There can be no assurance that we will sell all or any of the securities offered by this prospectus and any prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Polsinelli PC, Washington, D.C. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to BRP Group, Inc.’s Current Report on Form 8-K dated May 9, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of BRP Group, Inc. for the year ended December 31, 2022 have been so incorporated in reliance on the report, which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Westwood Insurance Agency, Venture Captive Management, LLC and National Health Plans & Benefits Agency, LLC because they were acquired by the Company in purchase business combinations during 2022, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. These reports, proxy statements and other information can also be read on our internet site at www.baldwinriskpartners.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on May 9, 2023, June 7, 2023 and September 19, 2023; and

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The description of our Class A common stock which is contained in the Registration Statement on  Form 8-A filed October 17, 2019, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are “furnished” to or otherwise not deemed “filed” with the SEC.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to BRP Group, Inc., Attention: Investor Relations, 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607, Telephone: (866) 279-0698.